================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                         MICHAEL ANTHONY JEWELERS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

May 25, 2001


Dear Fellow Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Michael Anthony Jewelers, Inc. to be held at 10:00 A.M. on Friday, June 22, 2001 at Michael Anthony's headquarters located at 115 South MacQuesten Parkway, Mount Vernon, New York 10550.

You will be asked at the meeting to approve the election of three directors constituting Class 2 of the board of directors and to ratify the appointment of BDO Seidman, LLP as Michael Anthony's independent auditors for the fiscal year ending February 2, 2002.

Management will report on Michael Anthony's affairs and a discussion period will be held for questions and comments.

The board of directors appreciates and encourages stockholder participation in Michael Anthony's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Thank you for your cooperation.

Very truly yours,



Michael Paolercio
Co-Chairman of the Board and
Chief Executive Officer

                         MICHAEL ANTHONY JEWELERS, INC.
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               -------------------


                                                          Mount Vernon, New York
                                                          May 25, 2001

         The annual meeting of the stockholders of Michael Anthony Jewelers, Inc. will be held at Michael Anthony's headquarters located at 115 South MacQuesten Parkway, Mount Vernon, New York on Friday, June 22, 2001, at 10:00 A.M. for the following purposes:

         1. To elect three (3) directors to Class 2 of the board of directors to serve until 2004 or until their successors are duly elected and take office.

         2. Ratification of the appointment of BDO Seidman, LLP as Michael Anthony's independent auditors for the fiscal year ended February 2, 2002.

         3. To transact any other business which may properly come before the meeting.

         Stockholders of record at the close of business on May 3, 2001, will be entitled to notice of and to vote at the meeting.

         Stockholders who are unable to attend the meeting in person are requested to complete, date and return the enclosed form of proxy in the postage paid envelope provided. No postage is required if mailed in the United States.




                                                          Michael Wager
                                                          Secretary



                             YOUR VOTE IS IMPORTANT

           YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY
        SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                         MICHAEL ANTHONY JEWELERS, INC.

                          115 South MacQuesten Parkway
                          Mount Vernon, New York 10550

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------



         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Michael Anthony Jewelers, Inc. for use at the annual meeting of stockholders to be held on Friday, June 22, 2001, at Michael Anthony's headquarters located at 115 South MacQuesten Parkway, Mount Vernon, New York at 10:00 a.m., local time, and at any adjournment or postponement of the meeting. This statement and the accompanying proxy, together with our annual report to stockholders for the fiscal year ended January 27, 2001, are being mailed to stockholders on or about May 25, 2001. Proxies will be solicited primarily by mail, but additional solicitation may be made by our employees. All solicitation expenses, including the costs of preparing, assembling and mailing the proxy materials, will be paid for by Michael Anthony.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and to ratify the appointment of BDO Seidman, LLP as auditors. In addition, management will report on our performance during fiscal 2001 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

         Only stockholders of record at the close of business on the record date, May 3, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

         All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 9:00 a.m.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on May 3, 2001, will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 8,317,229 shares of common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to American Stock Transfer, our transfer agent and registrar, it will be voted as you instruct on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or you may vote in person.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Michael Anthony either a notice of revocation or a duly executed proxy bearing a later date. If you vote in person at the meeting, your proxy will be revoked. However, attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. In summary, the board recommends a vote FOR election of the nominated slate of directors (see pages 7-9) and a vote FOR ratification of the appointment of BDO Seidman, LLP as Michael Anthony's independent auditors (see page 22).

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors, or if no recommendation is given, using their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         - Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

         - Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the annual meeting, three directors for Class 2 of the board of directors are to be elected for three-year terms expiring in 2004 or until their successors are duly elected and take office. Unless otherwise specified, the enclosed proxy will be voted FOR each of the nominees named below. All of the nominees are currently serving as directors of Michael Anthony. In the event any nominee is unable to serve as a director, the shares represented by a proxy will be voted for the person, if any, who is designated by the board of directors to replace the nominee. The board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

         In the event that a vacancy may occur during the term of a director, such vacancy may be filled by the board of directors for the remainder of the full term. The directors will be elected by a plurality of the votes cast at the meeting.

         Directors who are not salaried officers of Michael Anthony receive (a) $2,000 per board meeting attended (or committee meeting if held on a separate day from a board meeting) in person or $1,000 per board meeting attended (or committee meeting if held on a separate day from a board meeting) by telephone conference, up to an aggregate of $15,000 per fiscal year, (b) a stock option awarded under Michael Anthony's Non-Employee Director's Plan for 5,000 shares of Michael Anthony's common stock on the date of their election to the Board, (c) a stock option awarded under Michael Anthony's Non-Employee Director's Plan for 5,000 shares of Michael Anthony's common stock on each anniversary date of their election to the board, and (d) an annual award of shares of Michael Anthony's common stock worth $5,000 on the date of Michael Anthony's annual meeting of stockholders. In 1999, the compensation committee determined that Michael Anthony should adopt a Change of Control Plan for Non-Employee Directors. The plan provides for payment of the sum of the Non-Employee Director's regular compensation at the rate in effect at the time of the change of control. The payment is triggered upon (1) a change of control which is not approved by the board or (2) a change of control which is approved by the board, and the services of the Director are terminated within 12 months of the change of control.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                 EACH NOMINATED DIRECTOR DESIGNATED ON THE PROXY

         The nominees and continuing directors, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

NOMINEES FOR DIRECTORS


                                     CLASS 2
                              TERM EXPIRES IN 2004


NAME                         AGE       HAS SERVED AS                        PRINCIPAL OCCUPATION
----                         ---      DIRECTOR SINCE                      AND BUSINESS EXPERIENCE
                                      --------------                      -----------------------

Michael W. Paolercio (1)      50           1977          Mr. Paolercio has been Co-Chairman of the Board of
                                                         Michael Anthony since 1986. He has been Chief Executive
                                                         Officer of Michael Anthony (or its predecessor) since
                                                         1977.   He has also been President of Michael Anthony
                                                         from 1977 to 1993.  Michael W. Paolercio is Anthony
                                                         Paolercio's brother, Michael A. Paolercio's cousin and is
                                                         married to Michelle Light, an executive officer of
                                                         Michael Anthony.  Mr. Paolercio is also Nathan Light's
                                                         son-in- law.

Allan Corn                    57           1989          Since 1990, Mr. Corn has been Senior Vice President of
                                                         Michael Anthony and, since 1988, he has been Chief
                                                         Financial Officer of Michael Anthony. From 1987 to 1988,
                                                         Mr. Corn was Vice President and Controller of Michael
                                                         Anthony.

David S. Harris (2)(3)        41           1995          Since May 1, 2001, Mr. Harris has been a Managing
                                                         Director at ABN AMRO Incorporated.  Prior thereto, since
                                                         1990, Mr. Harris was a Managing Director at ING Barings,
                                                         LLC, an investment banking and securities brokerage firm,
                                                         which firm was engaged by Michael Anthony to provide
                                                         financial and investment banking services for the 2001
                                                         fiscal year.

CONTINUING DIRECTORS

                                     CLASS 3
                              TERM EXPIRES IN 2002

NAME                        AGE         HAS SERVED AS                       PRINCIPAL OCCUPATION
----                        ---        DIRECTOR SINCE                    DURING THE PAST FIVE YEARS
                                       --------------                    --------------------------

Anthony Paolercio, Jr.       48             1977          Mr. Paolercio has been Co-Chairman of the Board since
                                                          1986 and President since October 1997. He served as
                                                          Executive Vice President from 1986 to 1997.
                                                          Mr. Paolercio was Chief Operating Officer of Michael
                                                          Anthony (or its predecessor) from 1977 to 1993. Anthony
                                                          Paolercio is Michael W. Paolercio's brother and Michael
                                                          A. Paolercio's cousin.

Nathan R. Light              66             1998          Since May 1999, Mr. Light has been Chairman and Chief
(1)                                                       Executive Officer of National Electronics Warranty
                                                          Company. From October 1998 to May 1999, he was President
                                                          of National Electronics Warranty Company, Jewelry
                                                          Division. From 1996 to 1998, he was the founder and
                                                          Chairman of  LDC Group, Inc. the operator of the Only
                                                          Diamonds retail chain. From 1977 to 1995, Mr. Light was
                                                          Chairman and Chief Executive Officer of Sterling, Inc.,
                                                          one of the nation's largest jewelry retailers. Mr. Light
                                                          is Michelle Light's father and Michael W. Paolercio's
                                                          father-in- law.

Barry Scheckner              51             1999          Mr. Scheckner has been an independent consultant to
(2)(3)                                                    retailers and manufacturers since June 1999.  From
                                                          December 1988 to May 1999 he was Senior Vice President and
                                                          Chief Financial Officer of Finlay Fine Jewelry.

                                     CLASS 1
                           FOR A TERM EXPIRING IN 2003


NAME                     AGE         HAS SERVED AS                         PRINCIPAL OCCUPATION
----                     ---         DIRECTOR SINCE                       AND BUSINESS EXPERIENCE
                                     --------------                       -----------------------

Michael A. Paolercio      54              1986           Since February 1993, Mr. Paolercio has been Senior Vice
                                                         President and Treasurer of Michael Anthony. From 1991 to
                                                         1993, he was a financial consultant to Michael Anthony.
                                                         Prior to joining Michael Anthony, Mr. Paolercio was
                                                         First Senior Vice President of National Community Bank
                                                         of New Jersey from 1990 to 1991 and was Senior Vice
                                                         President of First Fidelity Bank, N.A., New Jersey from
                                                         1987 to 1990. Mr. Paolercio is Michael and Anthony
                                                         Paolercio's cousin.

Michael Wager (1)(3)      49              1988           Since April 2000, Mr. Wager has been Executive Vice
                                                         President of Navidec, Inc. (NMS:NVDC).  In addition,
                                                         since 1989, Mr. Wager has been a partner in the law firm
                                                         of Benesch, Friedlander, Coplan & Aronoff LLP, counsel
                                                         to Michael Anthony. He has been Secretary of Michael
                                                         Anthony since November 1998.  Mr. Wager is also a
                                                         director of Navidec, Inc.

Donald R. Miller          73              1995           Mr. Miller has been a management consultant in the
(2)(3)                                                   retail and consumer service sectors since 1956. Mr.
                                                         Miller is also a director of Western Horizon Resorts.
                                                         Mr. Miller was a director of Nash Finch Company, a
                                                         wholesale/retail distributor of food and related
                                                         products, from 1978 to 2000, serving as Chairman of
                                                         the Board from 1995 to 2000.

-----------------------

(1)   Member of Nominating Committee
(2)   Member of Audit Committee
(3)   Member of Compensation Committee

         The following persons serve as executive officers of Michael Anthony in addition to certain of the persons set forth above:

- Michelle Light, age 43, has been Executive Vice President since October, 1997, and previously served as (a) Senior Vice President of Sales and Marketing from March 1993 until October 1997 and (b) Senior Vice President of Merchandising from 1991 until March 1993. Prior to joining Michael Anthony, Ms. Light was employed by Jan Bell Marketing, Inc. from 1984 until 1991 and served as Jan Bell's Senior Vice President of Merchandising from 1988 until 1991. Ms. Light is married to Michael W. Paolercio and is the daughter of Nathan Light.

- Mark C. Hanna, age 54, has been Senior Vice President of Sales and Marketing since October 1997. Prior to joining Michael Anthony, Mr. Hanna served as President of Dalow Industries from 1995 until October 1997 and President of Leach & Garner International from 1990 until 1995.

- Gregory Torski, age 46, served as Executive Vice President of Operations, Chief Technology Officer and Assistant to the President from September 1999 to January 12, 2001, and previously served as (a) Chief Information Officer and Senior Vice President from April 1998 until September 1999, (b) as Vice President of Information Systems from 1995 until April 1998, and (c) Director of Information Systems from September 1994 until 1995. Prior to joining Michael Anthony, Mr. Torski had been Vice President and Chief Information Officer of the Fine Jewelry Division at Town & Country Corporation since 1991 and served as Town & Country's Director of Information Systems since 1989.

         The board of directors has an audit committee, which met once during the 2001 fiscal year. Each of the directors of the audit committee was independent during the fiscal 2001 year within the meaning of section 121(A) of the American Stock Exchange Listing Standards. The primary functions of the audit committee are to provide assistance to the board of directors in fulfilling its responsibilities related to corporate accounting and reporting practices and to maintain a direct line of communication among directors, Michael Anthony's internal accounting staff and independent accountants. In addition, the audit committee approves the professional services provided by the independent accountants of Michael Anthony prior to the performance of such services and considers the range of audit fees. The Company adopted a written charter which was included in last year's Proxy Statement.

         The board of directors also has a compensation committee, which met twice during the 2001 fiscal year. The primary functions of the compensation committee are to provide assistance to the board of directors in assessing and approving the compensation of Michael Anthony's officers. The compensation committee also administers Michael Anthony's 1993 Long Term Incentive Plan.

         The board of directors has a nominating committee, which did not meet during the 2001 fiscal year. The primary functions of the nominating committee are to make nominations to fill vacancies on the board or a committee of the board. The nominating committee will consider nominees recommended by stockholders, if the nominations are submitted in writing on a timely basis and the nominee has agreed in writing to serve, if elected.

         During the 2001 fiscal year, the board of directors had seven meetings and each director attended at least 75% of the aggregate number of meetings of the board of directors and standing committees on which he served.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         In general, "beneficial ownership" includes those shares a stockholder has the power to vote or transfer and stock options that are exercisable within 60 days. Information with respect to Dimensional Fund Advisors Inc. and Private Capital Management is generally as of the date of the most recent filing by the beneficial owner with the Securities and Exchange Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, and is based solely on information contained in such filings.

On April 6, 2001, Michael Anthony had outstanding 8,319,233 shares of common stock, of which 2,099,500 shares are treasury stock. Unless otherwise indicated, these stockholders may be reached at Michael Anthony's headquarters located at 115 South MacQuesten Parkway, Mount Vernon, New York 10550. As used in the following table, an asterisk in the Percentage of Outstanding Stock column means less than 1%.

-------------------------------------------------------------------------------------------------------
                                                              OPTIONS                       PERCENTAGE
                                                            EXERCISABLE       TOTAL             OF
             BENEFICIAL OWNER                    SHARES       WITHIN 60     BENEFICIAL      OUTSTANDING
                                                 OWNED          DAYS         OWNERSHIP         STOCK
-------------------------------------------------------------------------------------------------------
Dimensional Fund Advisors Inc                    479,700              0        479,700          7.71%
1299 Ocean Avenue 11th Floor
Santa Monica, California 90401
----------------------------------------------------------------------------------------------------
Private Capital Management                       436,400              0        436,400          7.01%
3003 Tamiami Trail North
Naples, Florida 33940
----------------------------------------------------------------------------------------------------
Michael W. Paolercio                           1,000,000         30,150      1,295,150(1)      20.72%
----------------------------------------------------------------------------------------------------
Anthony Paolercio, Jr                            939,900         30,150      1,428,050(2)      22.84%
----------------------------------------------------------------------------------------------------
Michelle Light                                         0         30,000         30,000         *
----------------------------------------------------------------------------------------------------
Allan Corn                                         4,000         14,070         18,070         *
----------------------------------------------------------------------------------------------------
Michael A. Paolercio                               3,000          8,040         11,040         *
----------------------------------------------------------------------------------------------------
Mark C. Hanna                                          0         60,000         60,000         *
----------------------------------------------------------------------------------------------------
Michael Wager
c/o Navidec, Inc                                   8,779         15,001         23,780         *
6399 South Fid Green Circle
Greenwood Village, CO 80111
----------------------------------------------------------------------------------------------------
David S. Harris
c/o ABN AMRO Incorporated                          7,779         15,001         22,780         *
55 E 52nd Street
New York, New York 10055
----------------------------------------------------------------------------------------------------
Donald R. Miller                                   7,779         15,001         22,780         *
68-10 108th Street
Forest Hills, New York 11375
----------------------------------------------------------------------------------------------------
Nathan R. Light                                                                                *
11529 Tralee Drive                                 3,173          5,001          8,174
Great Falls, Virginia 22066
----------------------------------------------------------------------------------------------------
Barry S. Scheckner
40 East 19th Street                                1,818          3,334          5,152         *
New York, New York 10003
----------------------------------------------------------------------------------------------------
All officers and directors as a group (11      1,976,228        225,748      2,924,976         45.38%
persons)
----------------------------------------------------------------------------------------------------

--------

(1) Includes 265,000 shares held by trusts for the benefit of Mr. Michael Paolercio's minor children, of which Mr. Paolercio disclaims beneficial ownership.

(2) Includes 458,000 shares held by trusts for the benefit of Mr. Anthony Paolercio Jr.'s children, of which Mr. Paolercio disclaims beneficial ownership.

STOCK OPTIONS AND WARRANTS

         The 1993 Long Term Incentive Plan was adopted to encourage ownership of Michael Anthony's common stock by officers and other key employees, to encourage their continued employment with Michael Anthony and to provide the participants with additional incentives to promote the success of Michael Anthony. Grants or awards of stock options, stock appreciation rights, restricted stock awards, stock bonus awards and performance plan awards are authorized under the Long Term Incentive Plan. The compensation committee of the board of directors administers the Long Term Incentive Plan and recommends to the board which officers and employees should receive grants or awards thereunder.

         Michael Anthony has reserved 2,000,000 shares of common stock for issuance under the Long Term Incentive Plan, from its authorized but unissued shares. As of April 6, 2001, six executive officers and approximately 40 other key employees were eligible to participate in the Long Term Incentive Plan and stock options for an aggregate of 402,060 shares were outstanding.

         The 1993 Non-Employee Director's Stock Option Plan (the "Directors' Plan") was adopted to encourage non-employee directors of Michael Anthony to acquire or increase their ownership of Michael Anthony's common stock on reasonable terms and to foster a strong incentive for such directors to put forth maximum effort for the continued success and growth of Michael Anthony. Michael Anthony has reserved 250,000 shares of common stock from its authorized but unissued shares for the granting of non-qualified stock options to current and future non-employee directors of Michael Anthony under the Directors' Plan. Under the Directors' Plan, an option to purchase 5,000 shares of common stock is granted automatically on the first day of a non-employee director's term and on each anniversary of such date for so long as a non-employee director remains on the board, not to exceed a maximum of options to acquire 100,000 shares of common stock per non-employee director. As of April 6, 2001, stock options to purchase an aggregate of 95,000 shares were outstanding under the Directors' Plan. The non-employee directors eligible to receive stock options under such plan are Michael Wager, David Harris, Donald Miller, Nathan Light and Barry Scheckner.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table provides summary information relating to compensation earned by Michael Anthony's chief executive officer and each of the other four most highly compensated executive officers of Michael Anthony. As used in this table, "FY 2001" is the period from January 30, 2000 to January 27, 2001, "FY 2000" is the period from January 31, 1999 to January 29, 2000; and "FY 1999" is the period from February 1, 1998 through January 30, 1999.

                                     ------------------------------------------- -----------------
                                               ANNUAL COMPENSATION(1)               LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
--------------------------------------------------------------------------------------------------------------------
    NAME AND PRINCIPAL POSITION         PERIODS        SALARY         BONUS          OPTIONS/         ALL OTHER
                                                           ($)           ($)           SARS          COMPENSATION
                                                                                        (#)                   $
--------------------------------------------------------------------------------------------------------------------
Michael W. Paolercio................    FY 2001       $315,790          $0              __                __
Co-Chairman of the Board                FY 2000       $297,000       $60,000        45,000(2)             __
and Chief Executive Officer             FY 1999       $289,500       $40,000            __                __
--------------------------------------------------------------------------------------------------------------------
Anthony Paolercio, Jr ..............    FY 2001       $315,790          $0              __                __
Co-Chairman of the Board                FY 2000       $297,000       $60,000        45,000(3)             __
and President                           FY 1999       $289,500       $40,000            __                __
--------------------------------------------------------------------------------------------------------------------
Michelle Light .....................    FY 2001       $247,140          $0              __                __
 . .                                     FY 2000       $232,615       $50,000            __                __
Executive Vice President                FY 1999       $229,327       $35,000            __                __
--------------------------------------------------------------------------------------------------------------------
Mark C. Hanna ......................    FY 2001       $247,140          $0              __              8,000(4)
Senior Vice President,                  FY 2000       $237,115       $50,000            __            123,228(5)
Sales and Marketing                     FY 1999       $229,460       $35,000            __                __
--------------------------------------------------------------------------------------------------------------------
Gregory Torski .....................    FY 2001       $183,425          $0              __                __
Executive Vice President                FY 2000       $183,785       $25,000         9,000(6)             __
                                        FY 1999       $179,282       $31,250            __                __
--------------------------------------------------------------------------------------------------------------------

(1) As permitted by the rules issued by the SEC, excludes certain perquisites since there are none in an amount exceeding the lesser of either $50,000 or 10% of the total of annual salary and bonus.

(2) Mr. Michael W. Paolercio received an option under the Long-Term Incentive Plan to purchase 45,000 shares which vest annually over a three-year period that commenced on April 9, 1999 in installments of 15,300 shares, 14,850 shares and 14,850 shares at an exercise price of $3.625 per share.

(3) Mr. Anthony Paolercio, Jr. received an option under the Long-Term Incentive Plan to purchase 45,000 shares which vest annually over a three-year period that commenced on April 9, 1999 in installments of 15,300 shares, 14,850 shares and 14,850 shares at an exercise price of $3.625 per share.

(4) Mr. Hanna received a personal loan from the Company in the form of a personal note in the amount of $8,000. (See Certain Relationships and Related Transactions, page 22.)

(5) Mr. Hanna received a personal loan from the Company in the form of a personal note in the amount of $123,228. (See Certain Relationships and Related Transactions, page 22.)

(6) Mr. Torski received an option under the Long-Term Incentive Plan to purchase 9,000 shares which vest annually over a three-year period that commenced on April 9, 1999 in installments of 3,060 shares, 2,970 shares and 2,970 shares at an exercise price of $3.625 per share. Mr. Torski left the Company on January 12, 2001. Pursuant to the terms of the Long Term Incentive Plan, Mr. Torski had three months from this date to exercise vested options. Mr. Torski did not exercise the options and the options lapsed.
--------------------------------------------------------------------------------

EMPLOYMENT AND SEVERANCE AGREEMENTS

         In early 1999, the compensation committee determined that Michael Anthony should adopt a Change of Control Plan. The Plan provides for severance payments to Michael W. Paolercio, Anthony Paolercio, Michelle Light, Mark Hanna and other key employees. The severance payments to the executive officers will be an amount equal to their most recent base salary and bonus. Other employees are entitled to severance payments equal to their most recent base salary and bonus. The plan also provides for continuation of medical and dental benefits for a period of one year and automatic vesting of stock options if permissible under the stock option plan. The severance benefits are triggered upon (1) a change of control which is not approved by the board or (2) a change of control which is approved by the board and either (a) the employee is terminated, actually or constructively, including any substantial change in duties or scope of authority but not to include "for cause" termination or (b) the employee resigns for "good reason", including reduction in salary or benefits, change in title or scope of authority or relocation beyond a 25 mile radius of Michael Anthony's Mount Vernon, New York headquarters. The Plan covers a termination of employment or resignation for "good reason" that occurs within 12 months after the change of control. Individual agreements have been entered into by each of these executive officers and other key employees.

         Michael Anthony does not have employment agreements with its executive officers.

         Under Michael Anthony's severance policy, if an executive officer's employment is terminated without cause, the officer is entitled to one month's base compensation, without bonus, for each year of service, up to a maximum of six months.

         On October 22, 1997, Michael Anthony entered into a Severance Agreement with Mark Hanna, who joined Michael Anthony as Senior Vice President of Sales and Marketing. Under the terms of the Severance Agreement, if Mr. Hanna's employment with Michael Anthony is terminated without cause prior to October 22, 2000, he will be entitled to receive an amount equal to three month's base compensation.

STOCK OPTION AND SAR GRANTS

         The following table sets forth the information noted for all grants of stock options to each of the executive officers named in the Summary Compensation Table during the 2001 fiscal year. There were no grants of stock appreciation rights during the 2001 fiscal year.

                        OPTION GRANTS IN 2001 FISCAL YEAR

         There were no option grants to executive officers during the 2001 fiscal year.

STOCK OPTION EXERCISES

         The following table sets forth the information noted for all exercises of stock options by each of the executive officers named in the Summary Compensation Table during the 2001 fiscal year. There were no exercises of stock appreciation rights during the 2001 fiscal year.

                 AGGREGATED OPTION EXERCISES IN 2001 FISCAL YEAR
                  AND OPTION VALUES AT END OF 2001 FISCAL YEAR

--------------------------------------------------------------------------------------------------------------------
                                                          Number of Securities                Value of Unexercised
                                                         Underlying Unexercised         In-the- Money Options at
                                                      Options at January 27, 2001          January 27, 2001(1)
--------------------------------------------------------------------------------------------------------------------
           Name               Shares      Value      Exercisable    Unexercisable    Exercisable    Unexercisable
                             Acquired   Realized
                            on Exercise
--------------------------------------------------------------------------------------------------------------------
Michael W. Paolercio            -0-        $ -0-        30,150          14,850           $ -0-           $ -0-
--------------------------------------------------------------------------------------------------------------------
Anthony Paolercio               -0-        $ -0-        30,150          14,850           $ -0-           $ -0-
--------------------------------------------------------------------------------------------------------------------
Michelle Light                  -0-        $ -0-        30,000             -0-           $ -0-           $ -0-
--------------------------------------------------------------------------------------------------------------------
Mark C. Hanna                   -0-        $ -0-        60,000             -0-           $ -0-           $ -0-
--------------------------------------------------------------------------------------------------------------------
Greg Torski(2)                  -0-        $ -0-         3,060           5,940           $ -0-           $ -0-
--------------------------------------------------------------------------------------------------------------------


(1) Based on the closing price of common stock on January 27, 2001, which was $1.875 per share.

(2) Mr. Torski received an option under the Long Term Incentive Plan to purchase 9,000 shares which vest annually over a three-year period that commenced on April 9, 1999 in installments of 3,060 shares, 2,970 shares and 2,970 shares at an exercise price of $3.625 per share. Mr Torski left the Company on January 12, 2001. Pursuant to the terms of the Long Term Incentive Plan, Mr. Torski had three months from this date to exercise vested options. Mr. Torski did not exercise the options and the options lapsed.

--------------------------------------------------------------------------------

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Michael Wager, Esq., a director of Michael Anthony and chairman of the compensation committee, is the Executive Vice President of Navidec, Inc. and is a partner in the firm of Benesch, Friedlander, Coplan & Aronoff LLP, which provided Michael Anthony with legal services during the 2001 fiscal year.

         David Harris, a director of Michael Anthony and a member of the compensation committee, is a Managing Director of ABN AMRO, Incorporated. He was a Managing Director of ING Barings LLC, an investment banking and securities brokerage firm which had been engaged by Michael Anthony to provide financial advisory and investment banking services during the 2001 fiscal year.

         Unless specifically incorporated by reference, the following sections "Report of the Compensation Committee", "Report of the Audit Committee" and "Michael Anthony's Performance" will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934. In addition, these sections will not be deemed soliciting material or otherwise deemed filed under either of such Acts.

                      REPORT OF THE COMPENSATION COMMITTEE

         The compensation committee of the board of directors of Michael Anthony establishes the general compensation policies of Michael Anthony, establishes the compensation levels for executive officers and administers Michael Anthony's Long Term Incentive Plan. The compensation committee is composed of four independent directors.


EXECUTIVE OFFICER COMPENSATION

         Individual executive officer compensation generally includes base salary, annual incentive bonus and long-term incentive awards under Michael Anthony's Long Term Incentive Plan. Salaries are determined annually, based on factors that include:

-  job responsibilities            -   individual performance, ability, and
                                       experience

-  salaries at comparably-sized    -   specific considerations that may have
   companies                           particular importance to Michael Anthony
                                       at  the time

      Annual cash bonuses are determined based on factors that include Michael Anthony's performance as measured by earnings from operations before taxes and individual performance for each officer. An award of a cash bonus by the committee is intended to reflect and promote Michael Anthony's values and reward the individual officers for outstanding contributions to Michael Anthony's performance.

      Long term incentive awards under Michael Anthony's Long Term Incentive Plan are an important component of Michael Anthony's compensation philosophy. The committee believes that it is essential for Michael Anthony's executive officers to own significant amounts of common stock in order to align the long-term interests of such executives with those of Michael Anthony's stockholders and to encourage such officers to increase stockholder value. There were no awards under the Long Term Incentive Plan for this year. Prior awards to each of the executive officers are reflected in the charts on pages 12 and 14 of this proxy statement. With certain limited exceptions, upon the exercise of a stock option, executives are expected to retain the shares received, after satisfying the cost of exercise and taxes, in order to grow their equity position in Michael Anthony. The committee believes that the ownership of common stock by each of the executive officers will encourage such officers to act on behalf of all stockholders and to optimize Michael Anthony's overall performance. These awards also aid in retaining executive officers and will assist in Michael Anthony attracting the most qualified individuals in the future.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The compensation committee determined the chief executive officer's compensation for the 2001 fiscal year based upon a number of facts and criteria, including consideration of Michael Anthony's overall performance and his individual performance targets. The chief executive officer's salary was determined based on a review by the committee of the chief executive officer's performance. During the 2001 fiscal year, the chief executive officer received a raise.

DEDUCTIBILITY

It is the present intention of Michael Anthony to preserve the deductibility under the Internal Revenue Code of compensation paid to its executive officers.

CONCLUSION

No cash bonuses were awarded to executive officers for the 2001 fiscal year. In the committee's opinion, Michael Anthony's executive officers are properly compensated at the present time when compared with others in comparable positions in companies of similar size.

Compensation Committee

Michael Wager, Chairman
David S. Harris
Donald R. Miller
Barry S. Scheckner

                            REPORT OF AUDIT COMMITTEE
                            -------------------------

The Audit Committee is comprised of three independent directors who are financially literate.

The Audit Committee has reviewed and discussed the audited financial statements with Management.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards).

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independent Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant's independence.

Based upon the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Committee

Barry Scheckner, Chairman
David Harris
Donald Miller

                       MICHAEL ANTHONY'S STOCK PERFORMANCE

         The following graph compares the cumulative total stockholder return on Michael Anthony's common stock, the AMEX market index, and the peer group indexes over a five-year period commencing July 1, 1996. The peer group index consists of Oro America, Inc., DG Jewellery of Canada, and LJ International Inc., all of which manufacture and distribute precious metal jewelry. Michael Anthony believes the peer group index is comparable with Michael Anthony, since the companies included in the peer group index are jewelry manufacturers and distributors, both wholesale and retail, like Michael Anthony. In calculating cumulative total stockholder return, reinvestment of dividends was assumed, and the returns of each member of the peer group index are weighted for market capitalization.

                              [PERFORMANCE GRAPH]


COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUP, INDUSTRY INDEXES AND/OR BROAD MARKETS


                              ---------------------------------- FISCAL YEAR ENDING ----------------------------------
COMPANY/INDEX/MARKET          1/26/1996       1/31/1997      1/30/1998       1/299/1999       1/28/2000       1/26/2001

Michael A. Jewelers             100.00         106.38          74.47           114.89           100.00          63.83

Customer Selected Stock List    100.00         111.76         110.29           270.54           176.67         150.56

AMEX Market Index               100.00         107.63         122.77           127.19           149.90         157.52




SOURCE: MEDIA GENERAL FINANCIAL SERVICES
        P.O. BOX 85333
        RICHMOND, VA 23293
        PHONE: 1-(800) 446-7922
        FAX:   1-(804) 649-6826

                 COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires Michael Anthony's officers and directors, and persons who own more than 10% of Michael Anthony's common stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of common stock of Michael Anthony with the Commission and the AMEX. Officers, directors and greater than ten-percent stockholders are required by law to furnish Michael Anthony with copies of all such forms they file.

         To our knowledge, based on our review of the copies of such forms received by us, or written representations from certain reporting persons that no additional forms were required for those persons, we believe that during the 2001 fiscal year, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our manufacturing and distribution facilities are located in three adjacent buildings in Mount Vernon, New York, having a total of approximately 74,000 square feet. We leased the buildings housing our manufacturing facilities located at 60 and 70 South MacQuesten Parkway in Mount Vernon from Michael Anthony Company, now known as MacQuesten Realty Company, a New York general partnership, whose general partners are Michael Paolercio, Co-Chairman and Chief Executive Officer of Michael Anthony, and Anthony Paolercio, Co-Chairman and President of Michael Anthony.

         As part of our long-term strategic plan, on May 16, 1997, we acquired the building housing our manufacturing facilities, located at 50 South MacQuesten Parkway, Mount Vernon (the "50 Building"), from MacQuesten Realty for a purchase price of $1,150,000. This facility has approximately 22,000 square feet.

         The acquisition of the 50 Building was subject to (1) receipt of an updated, satisfactory appraisal and (2) Michael Anthony obtaining an exclusive, two-year option to acquire from MacQuesten Realty the remaining manufacturing facilities housed in the buildings located at 60 and 70 South MacQuesten Parkway, Mt. Vernon.

          On April 9, 1999, Michael Anthony exercised its option to purchase the remaining manufacturing facilities housed in the buildings located at 60 and 70 South MacQuesten Parkway, Mt. Vernon at an aggregate purchase price of $2,450,000 and on terms and conditions substantially the same as those agreed to for the purchase of the 50 building.

           On September 16, 1999, Michael Anthony did acquire the two buildings which house two manufacturing facilities, located at 70 and 60 South MacQuesten Parkway, Mount Vernon, NY from MacQuesten Realty Company for a price of $2,450,000.

         We also own the building housing our sales and administrative offices located at 115 South MacQuesten Parkway, in Mount Vernon, New York, and an adjacent parking area. The headquarters building has approximately 71,000 square feet.

         On December 22, 1999, Michael Anthony made a personal loan in the amount of $123,228.00 to Mark Hanna, Senior Vice President, Sales & Marketing. Principal and interest on such loan was due and payable on December 31, 2000. On December 31, 2000, Michael Anthony extended the term of the note until December 31, 2001 and increased the principal amount to $131,228. Interest accrues at the rate of 8% per annum until maturity date of December 31, 2001.

         David Harris, a director of Michael Anthony and a member of the compensation committee, is a Managing Director of ABN AMRO Incorporated. He was a Managing Director of ING Barings LLC, an investment banking and securities brokerage firm which had been engaged by Michael Anthony to provide financial advisory and investment banking services during the 2001 fiscal year.

         Michael Wager, a director of Michael Anthony, is a partner in the firm of Benesch, Friedlander, Coplan & Aronoff LLP, which provided Michael Anthony with legal services during the 2001 fiscal year.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         On September 21, 1999, Michael Anthony filed a Form 8-K to report a change in certifying accountants with the firm of Deloitte & Touche, LLP being replaced by BDO Seidman, LLP effective September 15, 1999.

         On September 15, 1999, Deloitte & Touche, LLP was dismissed as Michael Anthony's principal accountant. Deloitte & Touche's reports on the financial statements for the 1999 fiscal year did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by both the audit committee and full board of directors of Michael Anthony. During Michael Anthony's two most recent fiscal years and subsequent interim periods, there were no disagreements with Deloitte & Touche, LLP on any matter of accounting or practices, financial statement disclosures or auditing scope or procedure.

                                   PROPOSAL 2
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors recommends to the stockholders the ratification of the appointment of BDO Seidman, LLP as Michael Anthony's independent accountants for the 2002 fiscal year.

         A representative of BDO Seidman, LLP will be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDERS PROPOSALS

         All stockholder proposals which are intended to be presented at the 2002 annual meeting of stockholders of Michael Anthony must be received by Michael Anthony no later than January 28, 2002 for inclusion in the board of directors' proxy statement and form of proxy relating to the meeting. If Michael Anthony is not notified of a stockholder proposal before April 12, 2002, then the proxies held by management of Michael Anthony for the 2001 annual meeting of stockholders will provide discretionary authority to vote against such stockholder proposal even though the proposal is not discussed in the proxy statement.

                                 OTHER BUSINESS

         The board of directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

         The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

By the Order of the Board of Directors

Michael Wager
Secretary

Dated: May 25, 2001

A COPY OF MICHAEL ANTHONY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: MICHAEL ANTHONY JEWELERS, INC., 115 SOUTH MACQUESTEN PARKWAY, MOUNT VERNON, NEW YORK 10550,
ATTENTION: TREASURER.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                         MICHAEL ANTHONY JEWELERS, INC.

                                  June 22, 2001

                 Please Detach and Mail in the Envelope Provided

A.   Please mark your
     votes as in this             [ ]                      [ ]
     example.                FOR all nominees           WITHHOLD
                             listed at right (except    authority for
                             as marked to the           all nominees
                             contrary below)            listed at right
PROPOSAL 1.  Election of                                                          Nominees:  Michael W. Paolercio
             Directors                                                                       Allan Corn
                                                                                             David S. Harris

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S                      I PLAN TO ATTEND THE ANNUAL MEETING
NAME FROM THE LIST AT RIGHT.)                                                     I HAVE NOTED COMMENTS BELOW

PROPOSAL 2.        Ratification of          FOR        AGAINST      ABSTAIN                 Change of Address
                  Appointment of
                  BDO Seidman, LLP.         [ ]          [ ]          [ ]
                  as Michael Anthony's
                  independent auditors                   PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

____________________________________  ______________________________________  Dated:____________________, 2001
                         Signature                  Signature

Note: Please sign this proxy card and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

                         MICHAEL ANTHONY JEWELERS, INC.
                          PROXY/VOTING INSTRUCTION CARD

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                            MEETING ON JUNE 22, 2001

         The undersigned hereby appoints Michael W. Paolercio, Anthony Paolercio, Jr. and Michael A. Paolercio, for each of them, as proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Michael Anthony Jewelers, Inc. represented hereby and held of record by the undersigned on May 3, 2001 at the annual meeting of stockholders to be held at Michael Anthony's headquarters, 115 South MacQuesten Parkway, Mount Vernon, New York, on June 22, 2001, at 10:00 a.m. and at any postponements or adjournments thereof, upon all other subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and in accordance with the determination of the named proxies, and any of them, on any other matters that may properly come before the meeting. IF THIS PROXY IS SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED AS PROPOSAL 1 ON THIS CARD, "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP. AS MICHAEL ANTHONY'S INDEPENDENT AUDITORS LISTED AS PROPOSAL 2 ON THIS CARD, AND IN ACCORDANCE WITH THE DETERMINATION OF THE NAMED PROXIES, AND ANY OF THEM, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. If you have made any comments on this card, please mark the Comments box on the reverse side of this card.

                          (CONTINUATION ON OTHER SIDE)